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                                  AMENDMENT TO
                  SOUND SHORE FUND, INC. DISTRIBUTION AGREEMENT
                             DATED JANUARY 31, 2008

     WHEREAS, Sound Shore Fund, Inc. ("Sound Shore") and Forum Fund Services, LLC ("FFS"), entered into a Distribution Agreement (the "Agreement") dated October 1, 2004, as amended and restated as of January 23, 2006, pursuant to which FFS has agreed to provide distribution services to Sound Shore ("Agreement"); and

     WHEREAS, FFS has amended its name from "Forum Fund Services, LLC" to "Foreside Fund Services, LLC."

     NOW THEREFORE, the parties hereto agree that the Agreement between FFS and Sound Shore is hereby amended to reflect FFS' name change.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed by their officers designated below as of the day and year first written above.

                                        SOUND SHORE FUND, INC.


                                        By:
                                            ------------------------------------
                                        Print Name: T. Gibbs Kane, Jr.
                                        Title: President


                                        FORESIDE FUND SERVICES, LLC


                                        By:
                                            ------------------------------------
                                        Print Name: Richard J. Berthy
                                        Title: Vice President